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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 1998




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


           TENNESSEE                      000-22217             62-1493316
(State or other jurisdiction of          (Commission         (I.R.S. employer
incorporation or organization)           File Number)        identification no.)


             ONE BURTON HILLS BOULEVARD
                      SUITE 350
                    NASHVILLE, TN                                      37215
      (Address of principal executive offices)                      (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

       Effective January 30, 1998, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. (the "Company") acquired from Arizona Ophthalmic Outpatient Surgery, LLC (the "Seller"), an Arizona limited liability company and unrelated party, a fifty-one percent ownership interest in the assets comprising the business operations of an ophthalmic surgery center (the "Center") in Phoenix, Arizona.

       Pursuant to the terms of the Asset Purchase Agreement, dated as of January 30, 1998, by and between Holdings and the Seller, Holdings paid $1,400,000 in cash to the Seller. The cash used in the purchase transaction was provided from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Seller was determined through arm's-length negotiations between the Company and the shareholders of the Seller. Following the asset purchase, Holdings and the Seller contributed their respective ownership interests in the assets of the Center into a newly formed limited liability company, The Phoenix Ophthalmology ASC, LLC, and received proportionate membership therein.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       The business acquired did not meet the significant subsidiary tests requiring financial reporting under Regulation S-X.

 (c)   Exhibits:

       2 Asset Purchase Agreement, dated as of January 30, 1998, by and among AmSurg Holdings, Inc., Arizona Ophthalmic Outpatient Surgery, LLC and the shareholders thereof.




                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AMSURG CORP.


                                     By: /s/  Claire M. Gulmi
                                         --------------------------------------
                                         CLAIRE M. GULMI

                                       Senior Vice President and Chief Financial
                                       Officer (Principal Financial and Duly
                                       Authorized Officer)




Date:  February 10, 1998







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                                INDEX TO EXHIBITS



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  EXHIBIT
  NUMBER                                 DESCRIPTION
  -------                                -----------

     2 Asset Purchase Agreement, dated as of January 30, 1998, by and among AmSurg Holdings, Inc., Arizona Ophthalmic Outpatient Surgery, LLC and the shareholders thereof.




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